Exhibit 99.1

Investors and Media:

Chris Oltmann

(818) 532-3708

Velocity Completes $276 Million Securitization:
Represents Completion of Financing Solutions for Assets Previously Financed with Legacy Warehouse Lines

Westlake Village, CA – July 13, 2020 – Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”), today announced the completion of its third securitization transaction of 2020.  VCC 2020-MC1 is collateralized by $276 million in UPB of assets, primarily short-term loans secured by 1-4 unit rental and small commercial properties  originated through Velocity’s operating platform. Approximately 17 of the loans are in a COVID forbearance plan as of May 31, 2020. Velocity sold the oversubscribed Class A note to a broad base of investors with an initial amount of $179 million and a fixed interest rate of 4.5%. The Company retained the remaining equity.

“Our ability to securitize in all market conditions speaks to the quality of our underwriting and the strong track record we have built with fixed income investors,” said President and CEO, Chris Farrar. “The completion of the VCC 2020-MC1 securitization marks the culmination of our strategy to find permanent financing solutions for all of our assets previously financed with warehouse facilities. With this objective achieved, we can now devote our full attention to restarting loan production to drive future growth and enhance long-term shareholder value.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that originates and manages investor loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

Forward-Looking Statements.

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to (1) the course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, (3) regulatory and/or legislative changes, (4) our ability to retain and attract loan originators and other professionals, and (5) changes in federal government fiscal and monetary policies.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ‘‘Risk Factors” in the Company’s Form 10-Q filed with the SEC on May 14, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.